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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Digital Generation Systems, Inc.:

We consent to the use of our report dated March 3, 2006 with respect to the consolidated balance sheets of Digital Generation Systems, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and to the reference to our firm under the headings "DG Systems Selected Historical Financial Data" and "Experts" in the prospectus.

                      KPMG LLP

Dallas, Texas
May 2, 2006

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Digital Generation Systems, Inc.:

We consent to the use of our report dated June 21, 2005, with respect to the statements of operations, divisional equity and cash flows of MEDIA DVX, INC., for each of the years ended December 31, 2004 and 2003.

                      KPMG LLP

Dallas, Texas
May 2, 2006

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Consent of Independent Registered Public Accounting Firm
Consent of Independent Registered Public Accounting Firm